UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2014

USA REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

California	0-16508	68-0420085

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		Number)

650 Howe Avenue, Suite 730
Sacramento, California	95825

(Address of principal executive offices)	(Zip Code)

(916) 761-4992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Matters

1.     At a meeting of the holders of record of the outstanding shares of beneficial interest of the Trust called for and held on December 4, 2013, for the purpose of considering the termination of the Trust, the termination of the Trust was approved by a vote of the said holders pursuant to Section 10.2.1 of the Declaration of Trust that established the Trust.

2.     Subject to an appropriate reserve, a liquidating dividend was paid on December 30, 2013, to all holders of record of the shares of beneficial interest of the Trust.

3.     The Trust is now terminated and conducts no further business activities, except for the winding up of the business of the Trust pursuant to Section 10.4 of the Declaration of Trust.

4.     At a final meeting of the Trustees of the Trust that was held on February 24, 2014, the Trustees approved and adopted the following Resolutions:

RESOLVED, that because the Trust no longer exists, the Trustees are immediately relieved of all their powers, duties, and obligations to the Trust or under the Declaration of Trust, except for the power to wind up the business and affairs of the Trust;

RESOLVED, that because the Trust no longer exists, all the shares of beneficial interest of the Trust, whether embodied in certificates or in book entries, shall be and they are hereby cancelled and are now null and void;

RESOLVED, that the shares of beneficial interest previously issued by the Trust, or any interest therein, having been cancelled as set forth above, do not exist and may not be sold, conveyed, assigned, alienated, or transferred in any way;

RESOLVED, that the reserve previously established and any additional funds collected in the future shall be held to pay any and all debts, obligations, and expenses of the Trust and then held in trust for the former holders of the beneficial interests of the Trust, and then shall be paid out thereto on a pro rata basis according to their former holdings of beneficial interests in the Trust at some appropriate time in the future after the business and affairs of the Trust have been concluded;

RESOLVED, the Trust shall terminate the services of its previous Registrar and Transfer Agent as soon as it possibly can in the future;

RESOLVED, that the Trust shall file an SEC Form 15 with the SEC to inform it that the Trust is no longer a reporting company under the securities laws and the rules and regulations of the SEC;

RESOLVED, the Trust shall immediately cease the payment of all regular compensation to its former Trustees or officers, and shall in the future pay its former Trustees and officers for their time or services rendered in their efforts to wind up the business and affairs of the Trust, and reimburse expenses incurred by them on behalf of or for the benefit of the Trust, on an ad hoc basis according to billings received by the Trust from time to time therefrom;

RESOLVED, that, except for efforts to wind up the business and affairs of the Trust, the Trust shall have no further business or function whatsoever;

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 26, 2014	USA REAL ESTATE INVESTMENT TRUST
	By:	/s/ Gregory E. Crissman
Gregory E. Crissman, Financial Officer
(Duly Authorized Officer)